Exhibit 10.2

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into effective as of January 1, 2026 (the “Effective Date”) by and between Indonesia Energy Corporation Limited, a Cayman Islands exempted company (the “Company”) and Gregory Overholtzer, an individual (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement that became effective as of February 1, 2019 (the “Agreement”); and subsequently entered into a First Amendment to Employment Agreement effective as of February 1, 2020 (the “First Amendment”) and subsequently entered into a Second Amendment to Employment Agreement effective as of January 1, 2022 (the “Second Amendment”); and subsequently entered into a Third Amendment to Employment Agreement effective as of January 1, 2024 (the “Third Amendment”), and

WHEREAS, the Company and the Executive wish to amend the Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby agree to amend the Agreement (as amended by the Third Amendment) as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Section 2. Effective as of the Effective Date, the Company and the Executive hereby completely amend and restate Section 2 of the Agreement and replace such Section in its entirety with the following: “The term of the Employment shall be two (2) years commencing on January 1, 2026 and shall terminate on December 31, 2027, unless terminated earlier pursuant to the terms of this Agreement. The Employment will not be subject to renewal without the prior written agreement of the Company and the Executive.”

3. Base Salary Acknowledgement. The Company acknowledges and agrees that the Executive’s pre-tax annual base salary will remain at US$ 80,000.

4. No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and in full force and effect.

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IN WITNESS WHEREOF, each of the Company and the Executive has executed this Fourth Amendment to Employment Agreement as of the Effective Date.

Indonesia Energy Corporation Limited

By:	/s/ Wirawan Jusuf
Wirawan Jusuf
CEO

/s/ Gregory Overholtzer
Gregory Overholtzer